As filed with the Securities and Exchange Commission on ________________________.	Registration No. _________________.

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADERA MINES LIMITED
(Name of small business issuer in its charter)

Nevada	1081	N/A
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

ADERA MINES LIMITED. 1020 Harwood Street Suite 1201 Vancouver, British Columbia Canada V6E 4R1 (604) 716-1675	CORPORATION TRUST COMPANY OF NEVADA 6100 Neil Road, Suite 500 Reno, Nevada 89544 (775) 688-3061
(Address and telephone of registrant's executive office)	(Name, address and telephone number of agent for service)
Copies to: Conrad C. Lysiak, Esq. 601 West First Avenue, Suite 503 Spokane, Washington 99201 (509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box.
[   ]

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CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee [1]
Common Stock:	2,000,000	$0.10	$200,000	$100.00

[1]   Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

ADERA MINES LIMITED
Shares of Common Stock
500,000 Minimum - 2,000,000 Maximum

Before this offering, there has been no public market for the common stock.

We are offering up to a total of 2,000,000 shares of common stock on a self-underwritten basis, 500,000 shares minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. In the event that 500,000 shares are not sold within 180 days, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 500,000 shares are not sold within the 180 days, or within the additional 90 days if extended, all money received by us will be promptly returned to you without interest or deduction of any kind. If at least 500,000 shares are sold within 180 days, or within the additional 90 days, if extended, all money received by us will be retained by us and used for the purposes set forth in the Use of Proceeds section of this prospectus.

Our common stock will be sold by Slavko Bebek, one of our officers and directors.

Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

Offering Price	Expenses	Proceeds to Us

Per Share - Minimum	$0.10	$0.080	0.020
Per Share - Maximum	$0.10	$0.015	0.085
Minimum	$50,000	$30,000	20,000
Maximum	$200,000	$30,000	170,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It's illegal to tell you otherwise.

The date of this prospectus is ____________________.

TABLE OF CONTENTS

		Page No.
Summary of Prospectus		5
Risk Factors		6
Risks associated with Adera Mines Limited:		6
1.	Because our auditors have issued a going concern opinion and because our officers and directors will not loan any money to us, we may not be able to achieve our objectives and many have to suspend or cease operations.	6
2.	Because the probability of an individual prospect ever having reserves is extremely remote, in all probability our property does not contain any reserves, and any funds spent on exploration will be lost.	6
3.	We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.	7
4.	If we can't locate qualified personnel, we may have to suspend or cease operations which will result in the loss of your investment. If we don't raise enough money for exploration, we will have to delay exploration or go out of business.	7
5.	We have no known ore reserves. Without ore reserves we can not generate income and if we cannot generate income we will have to cease operations which result in the loss your investment.	7
6.	If we don't raise enough money for exploration, we will have to delay exploration or go out of business which will result in the loss of your investment.	7
7.	Weather interruptions in the province of British Columbia may affect and delay our proposed exploration operations.	8
8.	Because we are small and do not have much capital, we must limit our exploration and as a result may not find an ore body. Without an ore body, we cannot generate revenues and you will lose your investment.	8
9.	We may not have access to all of the supplies and materials we need to begin exploration which could cause us to delay or suspend operations.	8
10.	Because Mr. Bebek and Ms. Bilynska have other outside business activities and will only be devoting 10% of their time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of exploration.	8
11.	Because title to our property is held in the name of another person, if he transfers our property to someone other than us, we will cease operations.	9
	Risks associated with this offering:	9
12.	Because our officers and directors will own more than 50% of the outstanding shares after this offering, they will be able to decide who will be directors and you may not be able to elect any directors.	9
13.	Because Mr. Bebek and Ms. Bilynska are risking a small amount of capital and property, while you on the other hand are risking up to $200,000, if we fail you will absorb most of our loss.	9
14.	Because there is no public trading market for our common stock, you may not be able to resell your stock.	9
15.	Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.	9
Use of Proceeds		10
Determination of Offering Price		11
Dilution of the Price You Pay for Your Shares		11
Plan of Distribution; Terms of the Offering		14
Business		17
Management's Discussion and Analysis of Financial Condition and Results of Operations		26
Management		28
Executive Compensation		30
Principal Shareholders		32
Description of Securities		34
Certain Transactions		35
Litigation		36
Experts		36
Legal Matters		37
Financial Statements		37

SUMMARY OF OUR OFFERING

Our Business

We are an exploration stage corporation. We own one property. The one property consists of one mining claim. We intend to explore for gold on the property.

Our administrative office is located at 1020 Harwood Street, Suite 1201, Vancouver, British Columbia, Canada V6E 4R1 and our telephone number is (604) 716-1675 and our registered statutory office is located at 6100 Neil Road, Suite 500, Las Vegas, Nevada 89544. Our fiscal year end is January 31. Our mailing address is 1020 Harwood Street, Suite 1201, Vancouver, British Columbia, Canada V6E 4R1.

The Offering

Following is a brief summary of this offering:

Securities being offered	Up to 2,000,000 shares of common stock, par value $0.00001
Offering price per share	$ 0.10
Offering period	The shares are being offered for a period not to exceed 180 days, unless extended by our board of directors for an additional 90 days.
Net proceeds to us	Approximately $170,000 assuming the maximum number of shares are sold.
Use of proceeds	We will use the proceeds to pay for offering expenses, research and exploration.
Number of shares outstanding before the offering	5,000,000
Number of shares outstanding after the offering if all of the shares are sold	7,000,000

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of January 31, 2004
Balance Sheet
Total Assets Total Liabilities Stockholders Equity - (Deficit)	$ $ $	1,632 14,582 (12,950)
Year Ended January 31, 2004
Income Statement
Revenue Total Expenses Net Loss - (Loss)	$ $ $	- 13,600 (13,600)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with Adera Mines Limited:
  Because our auditors have issued a going concern opinion and because our officers and directors will not loan any money to us, we may not be able to achieve our objectives and many have to suspend or cease operations.

  Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. Because our officers and directors are unwilling to loan or advance any additional capital to us, we believe that if we do not raise at least the minimum amount from our offering, we may have to suspend or cease operations within twelve months.

  Because the probability of an individual prospect ever having reserves is extremely remote, in all probability our property does not contain any reserves, and any funds spent on exploration will probably be lost.

  Because the probability of an individual prospect ever having reserves is extremely remote, in all probability our property does not contain any reserves, and any funds spent on exploration will probably be lost.

  We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.

  We were incorporated in December 2003 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $13,600 ability to achieve and maintain profitability and positive cash flow is dependent upon

* * *	our ability to locate a profitable mineral property our ability to generate revenues our ability to reduce exploration costs.

  Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

  If we can't locate qualified personnel, we may have to suspend or cease operations which will result in the loss of your investment.

  Our officers and directors have no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Their decisions and choices may not take into account standard engineering or managerial approaches, mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

  We have no known ore reserves. Without ore reserves we can not generate income and if we cannot generate income we will have to cease operations which result in the loss your investment.

  We have no known ore reserves. Without ore reserves, we cannot generate income and if we cannot generate income we will have to cease operation which will result in the loss of your investment.

  If we don't raise enough money for exploration, we will have to delay exploration or go out of business, which will result in the loss of your investment.

  We are in the very early exploration stage and need the proceeds from our offering to start exploration. Since there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to commence its operations. If that occurs we will have to delay operations or may never start our operations which will result in the loss of your investment.

  Weather interruptions in the province of British Columbia may affect and delay our proposed exploration operations.

  Our proposed exploration work can only be performed approximately five to six months out of the year. This is because rain and snow cause the roads leading to our claims to be impassible during six to seven months of the year. When roads are impassible, we are unable to conduct exploration operations on our property.

  Because we are small and do not have much capital, we must limit our exploration and as a result may not find an ore body. Without an ore body, we cannot generate revenues and you will lose your investment.

  Because we are small and do not have much capital, we must limit our exploration. Because we may have to limit our exploration, we may not find an ore body, even though our property may contain mineralized material. Without an ore body, we cannot generate revenues and you will lose your investment.

  We may not have access to all of the supplies and materials we need to begin exploration which could cause us to delay or suspend operations.

  Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locates products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

  Because Mr. Bebek and Ms. Bilynska have other outside business activities and will only be devoting 10% of their time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of exploration.

  Because Mr. Bebek and Ms. Bilynska, our officers and directors have other outside business activities and will only be devoting 10% of their time to our operations, our operations may be sporadic and occur at times which are convenient to Mr. Bebek and Ms. Bilynska. As a result, exploration of our property may be periodically interrupted or suspended.

  Because title to our property is held in the name of another person, if he transfers our property to someone other than us, we will cease operations.

  Title to our property is not held in our name. Title to our property is recorded in the name of Mr. Bebek. If Mr. Bebek transfers our property to a third person, the third person will obtain good title and we will have nothing. If that happens we will be harmed in that we will not own any property and we will have to cease operations.

Risks associated with this offering:

  Because our officers and directors will own more than 50% of the outstanding shares after this offering, they will be able to decide who will be directors and you may not be able to elect any directors.

  Even if we sell all 2,000,000 shares of common stock in this offering, Mr. Bebek and Ms. Bilynska will still own 5,000,000 shares and will continue to control us. As a result, after completion of this offering, regardless of the number of shares we sell, Mr. Bebek and Ms. Bilynska will be able to elect all of our directors and control our operations.

  Because Mr. Bebek and Ms. Bilynska are risking a small amount of capital and property, while you on the other hand are risking up to $200,000, if we fail you will absorb most of our loss.

  Mr. Bebek and Ms. Bilynska, our only shareholders will receive a substantial benefit from your investment. They supplied the property, paid expenses and made a loan all of which totaled $14,582. You, on the other hand, will be providing all of the cash for our operations. As a result, if we cease operations for any reason, you will lose your investment while Mr. Bebek and Ms. Bilynska will lose only approximately $14,582.

  Because there is no public trading market for our common stock, you may not be able to resell your stock.

  There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

  Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

  Our shares are "penny stocks" and are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

USE OF PROCEEDS

Our offering is being made on a best efforts - no minimum basis. The table below sets forth the use of proceeds if 50%, 62.50% and 100% of the offering is sold.

	Minimum		62.50%		Maximum
Gross proceeds Offering expenses Net proceeds	$ $ $	50,000 30,000 20,000	$ $ $	125,000 30,000 95,000	$ $ $	200,000 30,000 170,000

The net proceeds will be used as follows:

Exploration Working capital	$ $	15,000 5,000	$ $	90,000 5,000	$ $	160,000 10,000

Offering expenses are comprised of filing fees, legal fees, accounting fees, fees due the transfer agent and printing expenses.

Exploration expenditures consist of fees to be paid for consulting services connected with exploration, the cost of core drilling, and cost of analyzing core samples. We are not going to spend any sums of money or implement our exploration program until this offering is completed. We have not begun exploration. Consulting fees will not be more than $5,000 per month. Core drilling will cost $20.00 per foot. We drill as many holes as proceeds from the offering allow. We estimate it will cost up to $3,000 to analyze the core samples.

We cannot be more specific about the application of proceeds for exploration, because we do not know what we will find. If we attempted to be too specific, every time an event occurred that would change our allocation, we would have to amend this registration statement. We believe that the process of amending the registration statement would take an inordinate amount of time and not be in your best interest in that we would have to spend money for legal fees which could spent on exploration.

Working capital is the cost related to operating our office. It is comprised of expenses for telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, expenses of filing reports with the SEC, and the salary of one secretary, if needed.

We have allocated a wide range of money for exploration. That is because we do not know how much will ultimately be needed for exploration. If we discover significant quantities of mineral, we will begin technical and economic feasibility studies to determine if we have reserves. Only after we have reserves will we consider developing the property.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
*	our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of January 31, 2004, the net tangible book value of our shares of common stock was a deficit of $14,512 or approximately $0.003 per share based upon 5,000,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding will be $155,488 or approximately $0.022 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.025 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.022 per share.

After completion of this offering, if 2,000,000 shares are sold, you will own approximately 28.6% of the total number of shares then outstanding for which you will have made a cash investment of $200,000, or $0.10 per share. Our existing stockholders will own approximately 71.4% of the total number of shares then outstanding, for which they have made contributions of cash totaling $50 or approximately $Nil per share.

If 62.50% of the Shares Are Sold:

Upon completion of this offering, in the event 62.50% of the shares are sold, the net tangible book value of the 6,250,000 shares to be outstanding will be $80,488, or approximately $0.013 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.016 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.013 per share.

After completion of this offering, if 1,250,000 shares are sold, you will own approximately 20% of the total number of shares then outstanding for which you will have made a cash investment of $125,000, or $0.10 per share. Our existing stockholders will own approximately 80% of the total number of shares then outstanding, for which they have made contributions of cash totaling $50 or approximately $Nil per share.

If the Minimum Number of the Shares Are Sold:

Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 5,500,000 shares to be outstanding will be $5,488, or approximately $0.001 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.004 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.001 per share.

After completion of this offering, if 500,000 shares are sold, you will own approximately 9% of the total number of shares then outstanding for which you will have made a cash investment of $50,000, or $0.10 per share. Our existing stockholders will own approximately 91% of the total number of shares then outstanding, for which they have made contributions of cash totaling $50 or approximately $Nil per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.00001
Net tangible book value per share before offering	$(0.003)
Potential gain to existing shareholders	$170,000
Net tangible book value per share after offering	$0.022
Increase to present stockholders in net tangible book value per share after offering	$0.025
Capital contributions	$50.00
Number of shares outstanding before the offering	5,000,000
Number of shares after offering assuming the sale of the maximum number of shares	7,000,000
Percentage of ownership after offering	71.42%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.10
Dilution per share	$0.078
Capital contributions	$200,000
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	28.58%

Purchasers of Shares in this Offering if 62.50% of Shares Sold

Price per share	$0.10
Dilution per share	$0.087
Capital contributions	$125,000
Number of shares after offering held by public investors	1,250,000
Percentage of ownership after offering	20%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.10
Dilution per share	$0.099
Capital contributions	$50,000
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	9%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 2,000,000 shares of common stock on a self-underwritten basis, 500,000 shares minimum, 2,000,000 shares maximum basis. The offering price is $0.10 per share. Funds from this offering will be placed in a separate bank account until we receive a minimum of $50,000 at which time we will appropriate those funds for the uses set forth in the Use of Proceeds section of this prospectus. If we do not receive the minimum amount of $50,000 within 180 days of the effective date of our registration statement, 90 additional days if we so choose, all funds will be promptly returned to you without a deduction of any kind. During the 180 day period and possible additional 90 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $100,000 within the 180 day period referred to above which could be expanded by an additional 90 days at our discretion for a total of 270 days. There are no finders involved in our distribution.

We will sell the shares in this offering through Slavko Bebek, one of our officers and directors. He will receive no commission from the sale of any shares. He will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

  The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

  The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

  The person is not at the time of their participation, an associated person of a broker/dealer; and,

  The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Bebek is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. He has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Mr. Bebek will also distribute the prospectus to potential investors at the meetings, to business associates and to his friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

We intend to sell our shares in the states of Wyoming and Colorado, or outside the United States.

Section 15(g) of the Exchange Act

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15g and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must execute and deliver a subscription agreement

  deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "ADERA MINES LIMITED."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

BUSINESS

General

We were incorporated in the State of Nevada on December 30, 2003. We are engaged in the acquisition and exploration of mining properties. We maintain our statutory registered agent's office at The Corporation Trust Company of Nevada, 6100 Neil Road, Suite 500, Reno, Nevada 89544 and our business office is located at 1020 Harwood Street, Suite 1201, Vancouver, British Columbia, Canada V6E 4R1. This is our mailing address as well. Our telephone number is (604) 716-1675. Mr. Bebek supplies this office space on a rent-free basis.

We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause us to change our plans.

Background

In December 2003, Slavko Bebek, our president and a member of the board of directors acquired one mineral property containing one mining claim in British Columbia, Canada by arranging the staking of the same through Lloyd Brewer, a non affiliated third party. Mr. Brewer is a self-employed contract staker and field worker residing in Vancouver, British Columbia.

Canadian jurisdictions allow a mineral explorer to claim a portion of available Crown lands as its exclusive area for exploration by depositing posts or other visible markers to indicate a claimed area. The process of posting the area is known as staking. Mr. Bebek paid Mr. Brewer $1,562 to stake the claims. The claim was recorded in Mr. Bebek's name to avoid paying additional fees, and he has provided us with a signed and unexecuted Bill of Sale in our favor.

Under British Columbia law title to British Columbia mining claims can only be held by British Columbia residents. In the case of corporations, title must be held by a British Columbia corporation. In order to comply with the law we would have to incorporate a British Columbia wholly owned subsidiary corporation and obtain audited financial statements. We believe those costs would be a waste of our money at this time.

In the event that we find mineralized material and the mineralized material can be economically extracted, we will form a wholly owned British Columbia subsidiary corporation and Mr. Bebek will convey title to the property to the wholly owned subsidiary corporation. Should Mr. Bebek transfer title to another person and that deed is recorded before we record our documents, that other person will have superior title and we will have none. If that event occurs, we will have to cease or suspend operations. However, Mr. Bebek will be liable to us for monetary damages for breaching the terms of his agreement with us. To date we have not performed any work on our property. All Canadian lands and minerals which have not been granted to private persons are owned by either the federal or provincial governments in the name of Her Majesty. Ungranted minerals are commonly known as Crown minerals. Ownership rights to Crown minerals are vested by the Canadian Constitution in the province where the minerals are located. In the case of the Company's property, that is the province of British Columbia.

In the 19th century the practice of reserving the minerals from fee simple Crown grants was established. Legislation now ensures that minerals are reserved from Crown land dispositions. The result is that the Crown is the largest mineral owner in Canada, both as the fee simple owner of Crown lands and through mineral reservations in Crown grants. Most privately held mineral titles are acquired directly from the Crown. The Company's property is one such acquisition. Accordingly, fee simple title to the Company's property resides with the Crown.

The Company's claims are mining leases issued pursuant to the British Columbia Mineral Act. The lessee has exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the lease continued vertically downward.

The property is unencumbered and there are no competitive conditions which affect the property. Further, there is no insurance covering the property and we believe that no insurance is necessary since the property is unimproved and contains no buildings or improvements.

To date we have not performed any work on the property. We are presently in the exploration stage and we cannot guarantee that a commercially viable mineral deposit, a reserve, exists in the property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

There are no native land claims that affect title to our property. We have no plans to try interest other companies in our property if mineralization is found. If mineralization is found, we will try to develop the property ourselves.

Claims

The following is the tenure number, claim, date of recording and expiration date of our claim:

Claim No.	Document Description	Date of Recording	Date of Expiration
407574	Gold Ledge	December 30, 2003	December 6, 2004

In order to maintain this claim we must pay a fee of CDN$100 per year.

Location and Access

The property is located 120 miles north of Vancouver, on the southern slopes of the Shulaps Mountain Range. The Property is in the Lillooet Mining Division, and is centered at approximately 50 degrees 55 feet North latitude and 122 degrees 29 feet West longitude on NTS Map Sheet 92J/16W. Gold Bridge lies 17 miles, by air or 25 miles by gravel road, to the west.

MAP 1

GOLD LEDGE PROJECT
Creek
Marshall
MARSHALL RIDGE
Creek
Jones
32
34
35
36
37
38
39
40

0 2000m 4000m

Scale 1:50,000

Contour Interval = 100 ft
Road
Rivers & Creeks

N

ADERA MINES LIMITED	
GOLD LEDGE PROJECT	
CLAIM & TOPOGRAPHY MAP	
Jun 2004	FIGURE 2
Gold Ledge 04-02

Physiography

The Property is situated on the southern slopes of the Shulaps Mountain Range within the Chilcotin Range of the Coast Mountain Physiographic Region of Southwestern British Columbia. Elevations within the property range from 4,100 feet within the Hog Creek Valley at the southwestern corner of the claims to 6,900 feet within the north central area of the property.

Slopes throughout the claim area are generally steep. Below 6,500 feet the vegetation consists mainly of fir and pine trees, much of it mature first and second growth. Alpine vegetation is present at elevations greater than approximately 6,500 feet. The climate features warm summers and cold winters. The region is fairly arid during the summer months. Average yearly precipitation is 20 inches. A snow pack of 5-8 feet begins to accumulate in November and lingers in places into June. The recommended field season is from early June to late October.

Property Geology

Sedimentary rocks of the Bridge River Complex make up over 70% of the exposed rocks on the property. A roughly circular stock of the Rexmount Porphyry has intruded the sediments in the west central area of the property. The east fork of Hog Creek roughly follows the contact between the Bridge River Complex (to the east) and the Rexmount Porphyry.

The major rock type is an argillaceous shale generally a dark grey or black with thin sand interbeds, and locally calcareous. These sedimentary rocks are cut conformably by ultrabasic intrusions near which chloritization occurs. Smaller intermediate to basic sills and flows also occur.

The majority of the mineralized and unmineralized quartz veining occurs at or near the contact between the Bridge River Complex and the Rexmount Porphyry. These quartz veins occur in both rock units.

Mineralization

The main area of interest within the Property are two (2) gold and silver bearing quartz veins which outcrop in the east fork of Hog Creek at or near the contact between the Bridge River Complex and the Rexmount Porphyry.

The vein that occurs at an approximate elevation of 5,400 feet (the "5400 vein") has been traced discontinuously for over 1,800 feet. This vein is open along strike in both directions with geological indications of extensions.

Previous exploration activity at the 5,400 vein area includes numerous trenches excavated along strike of the vein. A 58-foot long adit has also been driven along the vein from the creek bed. A sample taken across 7 feet of vein material, at the entrance to the adit, is reported to have assayed 0.8 oz/Ton Au and 2.0 oz/Ton Ag; and a sample taken from a from within the adit at a point 25 feet in from the entrance to the adit assayed 1.50 oz/Ton Au and 0.3 oz/Ton Ag. A quartz sample taken from one of the open-cuts at a distance of about 1,500 feet from the adit assayed 1.30 oz/Ton Au. Sampling in the general area in 1987 yielded 0.06 oz/Ton Au over 1.5 feet of oxidized quartz material.

A second area of interest occurs within the east fork of Hog Creek, at an elevation of approximately 6,200 feet (the"6200 Vein"), where a second quartz vein has been discovered. The 6200 Vein has been traced discontinuously for approximately 4,500 feet. The vein is reported to be 8 feet wide at most locations where it has been exposed. During the 1920's prospectors were able to recover free gold from the vein by crushing and panning the vein material.

History of Previous Work

The Property is located within the eastern region of the prolithic Bridge River - Bralorne Mining Camp. Exploration in the region dates to the late 1860's, with the discovery of placer gold in Bridge River. Gold production from underground hardrock mines commenced in the early 1900's. The camp, and primarily the Bralorne-Pioneer Mines, produced more than 4,100,000 ounces of gold and 1,000,000 ounces of silver between 1899-1978.

It is reported the mineralization within the project area was originally discovered by prospectors searching the source of placer gold (gold in creeks) that occurs in the area.

The earliest record of exploration activity within the current claim boundaries is within the Canadian Geological Survey Memoir which was published in 1922. It reports that the main vein varies from 4.5 to 7 feet in width and yields gold values ranging from 0.3 to 1.2 oz/Ton.

The 1925 BC Ministry of Mines Annual Report states that there have been several open trenches and a 58-foot deep adit dug to expose the quartz veins. Additional trenches on the main areas of mineralization were completed in 1926.

During the 1980's the property was owned by Stryder Explorations Ltd. Only limited reconnaissance prospecting and sampling was carried out during this period. Several rock and stream sediment samples collected during this period returned highly anomalous values in gold.

During the mid 1990's the property was included, on the western edge of, a much larger claim package that surrounded the Spokane Gold Project (approximately 200,000 ounces Au drill indicated), which is located approximately 4 miles to the east. It is unknown if exploration work was carried out within the current claim boundaries of the Property during this period.

Our Proposed Exploration Program

Our exploration target is to find an ore body containing gold. Our success depends upon finding mineralized material. This includes technical studies to determine if the property contains reserves. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we don't find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.

In addition, we may not have enough money to complete our exploration of our property. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. In we need additional money and cant raise it, we will have to suspend or cease operations.

We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

Our property is undeveloped raw land. Exploration and surveying has not been initiated and will not be initiated until we raise money in this offering. That is because we do not have money to start exploration. Once the offering is concluded, we intend to start exploration operations. To our knowledge, the property has never been mined. The only event that has occurred is the staking of the property by Lloyd Brewer and a physical examination of the property by Mr. Bebek, our president and director. The cost of staking the claim was included in the $1,562 paid to Mr. Brewer. Before minerals retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We can't predict what that will be until we find mineralized material.

We do not know if we will find mineralized material. We believe that activities occurring on adjoining properties are not material to our activities. The reason is that what ever is located under adjoining property may or may not be located under our property.

Our exploration program is designed to economically explore and evaluate our properties.

We do not claim to have any minerals or reserves whatsoever at this time on any of our property.

We intend to implement an exploration program which consists of core sampling. Core sampling is the process of drilling holes to a depth of up to 1,400 feet in order to extract a samples of earth. Mr. Bebek will determine where drilling will occur on the property. The samples will be tested to determine if mineralized material is located on the property. Based upon the tests of the core samples, we will determine if we will terminate operations; proceed with additional exploration of the property; or develop the property. The proceeds from this offering are designed to only fund the costs of core sampling and testing. We intend to take our core samples to analytical chemists, geochemists and registered assayers located in Vancouver, British Columbia. We have not selected any of the foregoing as of the date of this prospectus. We will only make the selections in the event we raise the minimum amount of this offering.

We estimate the cost of core sampling will be $20.00 per foot drilled. The amount of drilling will be predicated upon the amount of money raised in this offering. If we raise the minimum amount of money, we will drill approximately 2,250 linear feet or 8 holes. Assuming that we raise the maximum amount of money, we will drill approximately 7,000 linear feet, or up to 23 holes to a depth of 300 feet. We estimate that it will take up to three months to drill 20 holes to a depth of 300 feet. We will pay a consultant up to a maximum of $5,000 per month for his services during the three month period or a total of $15,000. The total cost for analyzing the core samples will be $3,000. We will begin drilling ninety days after the financing is closed, weather permitting.

The breakdowns were made in consultation with Mr. Brewer.

We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves.

If we are unable to complete exploration because we do not have enough money, we will cease operations until we raise more money. If we cannot or do not raise more money, we will cease operations. If we cease operations, we don't know what we will do and we don't have any plans to do anything else.

We cannot provide you with a more detailed discussion of how our exploration program will work and what we expect will be our likelihood of success. That is because we have a piece of raw land and we intend to look for mineralized material. We may or may not find any mineralized material. We hope we do, but it is impossible to predict the likelihood of such an event.

We do not have any plan to make our company to revenue generation. That is because we have not found economic mineralization yet and it is impossible to project revenue generation from nothing.

We anticipate starting exploration operation within 90 days of the completion of this offering weather permitting.

Competitive Factors

The gold mining industry is fragmented. We compete with other exploration companies looking for gold. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold mining market. While we compete with other exploration companies, there is no competition for the exploration or removal or mineral from out property. Readily available gold markets exist in Canada and around the world for the sale of gold. Therefore, we will be able to sell any gold that we are able to recover.

Regulations

Our mineral exploration program is subject to the Canadian Mineral Tenure Act Regulation. This act sets forth rules for

* * * *	locating claims posting claims working claims reporting work performed

We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

Environmental Law

We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration and development of mining properties. Its goals are to protect the environment through a series of regulations affecting:

1. 2. 3.	Health and Safety Archaeological Sites Exploration Access

We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities to prevent unnecessary damage to the property.

We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

We are in compliance with the act and will continue to comply with the act in the future. We believe that compliance with the act will not adversely affect our business operations in the future.

Exploration stage companies have no need to discuss environmental matters, except as they relate to exploration activities. The only "cost and effect" of compliance with environmental regulations in British Columbia is returning the surface to its previous condition upon abandonment of the property. We cannot speculate on those costs in light of our ongoing plans for exploration. In any event, we have not allocated any funds for the reclamation of the property.

Employees

We intend to use the services of subcontractors for manual labor exploration work on our properties.

Employees and Employment Agreements

At present, we have no employees, other than our officers and directors. Our officers and directors are part-time employees and will devote about 10% of their time to our operation. Our officers and directors do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers and directors. Mr. Bebek will handle our administrative duties. Because our officers and directors are inexperienced with exploration, they will hire qualified persons to perform the surveying, exploration, and excavating of our property. As of today, we have not looked for or talked to any geologists or engineers who will perform work for us in the future. We do not intend to do so until we complete this offering.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward- looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

We are a start-up, exploration stage corporation and have not yet generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on the property. That cash must be raised from other sources. Our only other source for cash at this time is investments by others in Adera Mines. We must raise cash to implement our project and stay in business. Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last twelve months. It depends upon the amount of exploration we conduct and the cost thereof. We won't know that information until we begin exploring our property. We will not begin exploration of our property until we raise money from this offering. We believe we will need to raise the minimum amount in this offering of $50,000 in order to remove uncertainties surrounding our ability to continue as a going concern.

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we find mineralized material and it is economically feasible to remove the mineralized material, we will attempt to raise additional money through a subsequent private placement, public offering or through loans. If we do not raise all of the money we need from this offering to complete our exploration of the property, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others.

We have discussed this matter with our officers and directors, however, our officers and directors are unwilling to make any commitment to loan us any money at this time. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the maximum amount of money from this offering, it will last a year. If we raise less than the maximum amount, we do not believe the money will last a year. If we raise less than the maximum amount and we need more money we will have to revert obtaining additional money as described in this paragraph. Other than as described in this paragraph, we have no other financing plans.

We will be conducting research in the form of exploration of our property. Our exploration program is explained in as much detail as possible in the business section of this prospectus. We are not going to buy or sell any plant or significant equipment during the next twelve months. We will not buy any equipment until have located a body of ore and we have determined it is economical to extract the ore from the land.

We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves.

If we are unable to complete any phase of exploration because we don't have enough money, we will cease operations until we raise more money. If we can't or don't raise more money, we will cease operations. If we cease operations, we don't know what we will do and we don't have any plans to do anything.

We do not intend to hire additional employees at this time. All of the work on the property will be conduct by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we conduct into the research and exploration of our properties before we start production of any minerals we may find. We are seeking equity financing to provide for the capital required to implement our research and exploration phases.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on December 30, 2003

We acquired one property containing one claim. The property is staked and we will begin Phase I of our exploration plan upon completion of this offering. We expect to start Phase I within thirty days of completing our public offering.

Since inception, we have used our common stock to raise $50.00

Liquidity and Capital Resources

As of the date of this registration statement, we have yet to generate any revenues from our business operations.

We issued 5,000,000 shares of common stock pursuant to the exemption from registration set forth in section 4(2) offering in December 2003. This was accounted for as an acquisition of shares. Mr. Bebek covered our initial expenses of incorporation, accounting, legal fees and staking by paying $14,582 directly to suppliers.

As of January 31, 2004, our total assets were $1,632 and our total liabilities were $14,582.

MANAGEMENT

Officers and Directors

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present sole officer and director is set forth below:

Name and Address	Age	Position(s)
Slavko Bebek 1020 Harwood Street Suite 1201 Vancouver, British Columbia Canada	54	president, principal executive officer, treasurer, principal financial officer and a member of the board of directors

Maryna Bilynska 1020 Harwood Street Suite 1201 Vancouver, British Columbia Canada	29	secretary and a member of the board of directors

The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of Officers and Directors

Slavko Bebek has been our president, principal executive officer, treasurer, principal financial officer and a member of our board of directors since inception. Since June, 1998, Mr. Bebek has been the vice president of investor relations and a director of Kobex Resources Ltd. which is located in Vancouver, British Columbia. Kobex Resources Ltd. is a junior mining and exploration company and its common stock is traded on the TSX Venture Exchange under the symbol "KBX."

Maryna Bilynska has been our secretary and a member of our board of directors since inception. Since December 2003, Ms. Bilynska has been secretary and a member of the board of directors of Peloton Resources Limited, an exploration corporation located in Vancouver, British Columbia. Since November 1999 Ms. Bilynska has been the office manager of Callinan Mines Limited located in British Columbia. Callinan Mines is a development stage mining company. From June 1998 to 1999, Ms. Bilynska was a legal secretary at the law firm of Lando & Company, Vancouver, British Columbia.

Conflicts of Interest

We believe that Mr. Bebek and Ms. Bilynska will be subject to conflicts of interest. The conflicts of interest arise from Mr. Bebek and Ms. Bilynska's relationship with other mining and exploration corporations. In the future, Mr. Bebek and Ms. Bilynska will continue to be involved in the mining and exploration business for other entities and such involvement could create conflicts of interest.Mr. Bebek and Ms. Bilynska devote time to their other business activities on an as needed basis and will continue to devote time to their other business activities on an add needed basis. Other than the foregoing, no policy has been implemented or will be implemented to address conflicts of interest.

At the present time, we do not foresee a direct conflict of interest because we do not intend to acquire any additional properties. The only conflict that we foresee is Mr. Bebek and Ms. Bilynska's devotion of time to projects that do not involve us. In the event that Mr. Bebek and Ms. Bilynska cease devoting any time to our operations, each has agreed to resign as an officer and director.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on December 30, 2003 through January 31, 2004, for each or our officers and directors. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

SUMMARY COMPENSATION TABLE

Long-Term Compensation
			Annual Compensation			Awards	Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Names Executive Officer and Principal Position	Year Ended	Salary (US$)	Bonus (US$)	Other Annual Compen- sation (US$)	Under Options/ SARs Granted (#)	Securities Restricted Shares or Restricted Share Units (US$)	LTIP Payouts (US$)	Other Annual Compen- sation (US$)
Slavko Bebek President, Treasurer	2003 2002 2001	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0
Maryna Bilynska Secretary	2003 2002 2001	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

We have not paid any salaries in 2003, and we do not anticipate paying any salaries at any time in 2004. We will not begin paying salaries until we have adequate funds to do so.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Long-Term Incentive Plan Awards

We not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our directors do not receive any compensation for serving as members of the board of directors.

As of the date hereof, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as it profitable to do so.

Indemnification

Under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering . The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address Beneficial Ownership [1]	Number of Shares Before the Offering	Number of Shares After Offering Assuming all of the Shares are Sold	Percentage of Ownership After the Offering Assuming all of the Shares are Sold
Slavko Bebek 1020 Harwood Street Suite 1201 Vancouver, British Columbia Canada	2,500,000	2,500,000	35.71%
Maryna Bilynska 1020 Harwood Street Suite 1201 Vancouver, British Columbia Canada	2,500,000	2,500,000	35.71%
All Officers and Directors as a Group (2 persons)	5,000,000	5,000,000	71.42%

[1]   The persons named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Mr. Bebek and Ms. Bilynska are the only "promoters" of our company.

Future Sales by Existing Stockholders

A total of 5,000,000 shares of common stock were issued to our officers and directors, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

A total of 5,000,000 shares of our stock are currently owned by our officers and directors. They will likely sell a portion of their stock if the market price goes above $0.10. If they do sell their stock into the market, the sales may cause the market price of the stock to drop.

Because our officers and directors will control us after the offering, regardless of the number of shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is gone. This could result in a reduction in value to the shares you own because of the ineffective voting power.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 71.42% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control. 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in our control, however, they only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely will occur. Currently, we have no Nevada shareholders and since this offering will not be made in the state of Nevada, no shares will be sold to Nevada residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the state of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SECs Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

Our stock transfer agent for our securities is Pacific Stock Transfer Company, 500 East Warm Springs Road, Las Vegas, Nevada 89119 and its telephone number is (702) 361-3033.

CERTAIN TRANSACTIONS

In December 2003, we issued 2,500,000 shares of restricted common stock to Slavko Bebek, our president and a member of the board of directors and 2,500,000 shares of restricted common stock to Maryna Bilynska, our secretary and a member of the board of directors. This was accounted for as an acquisition of shares of common stock in the amount of $50.00.

Mr. Bebek also caused our property, comprised of one claim, to be staked at a cost of $1,562. The claim was staked by Lloyd Brewer for the $1,562. The terms of the transaction with Mr. Brewer were at arm's length and Mr. Brewer is not an affiliate.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to January 31, 2004, included in this prospectus have been audited by Manning Elliott, Chartered Accountants, 11th Floor, 1050 Pender Street, Vancouver, British Columbia, Canada, V6E 3S7, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

Our fiscal year end is January 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by Manning Elliott, Chartered Accountants, 11th Floor, 1050 Pender Street, Vancouver, British Columbia, Canada, V6E 3S7.

Our financial statements immediately follow:

INDEPENDENT AUDITOR'S REPORT	F-1
FINANCIAL STATEMENTS
Balance Sheet Statement of Operations Statement of Stockholders' Equity Statement of Cash Flows	F-2 F-3 F-4 F-5
NOTES TO THE FINANCIAL STATEMENTS	F-6

Independent Auditors' Report

To the Board of Directors and Stockholders
of Adera Mines Limited
(An Exploration Stage Company)

We have audited the accompanying balance sheet of Adera Mines Limited (An Exploration Stage Company) as of January 31, 2004 and the related statements of operations, cash flows and stockholders' deficit for the period from December 30, 2003 (Date of Inception) to January 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards used in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of Adera Mines Limited (An Exploration Stage Company), as of January 31, 2004 and the related statements of operations, cash flows and stockholders' deficit for the period from December 30, 2003 (Date of Inception) to January 31, 2004, in conformity with generally accepted accounting principles used in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the early exploration stage and has no business operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/
CHARTERED ACCOUNTANTS
Vancouver, Canada
February 23, 2004

Adera Mines Limited
(An Exploration Stage Company)
Balance Sheet
(expressed in U.S. dollars)

January 31, 2004 $

ASSETS

Current Assets

Cash	70

Total Current Assets	70

Mineral Properties (Note 3)	1,562

Total Assets	1,632

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities

Advances from related parties (Note 4)	14,582

Total Liabilities	14,582

Contingency (Note 1)

Stockholders' Deficit

Common Stock, par value $0.00001; 100,000,000 shares authorized; 5,000,000 shares issued and outstanding	50

Donated Capital (Note 4)	600

Deficit Accumulated During the Exploration Stage	(13,600)

Total Stockholders' Deficit	(12,950)

Total Liabilities and Stockholders' Deficit	1,632

The accompanying notes are an integral part of these financial statements.

Adera Mines Limited
(An Exploration Stage Company)
Statement of Operations
(expressed in U.S. dollars)

Period from December 30, 2003 (Date of Inception) to January 31, 2004 $

Revenue	-

Expenses

Consulting services (Note 4)	500
Professional fees	13,000
Rent (Note 4)	100

Total Expenses	13,600

Net Loss for the Period	(13,600)

Net Loss Per Share - Basic and Diluted	(0.01)

Weighted Average Shares Outstanding	5,000,000

The accompanying notes are an integral part of these financial statements.

Adera Mines Limited
(An Exploration Stage Company)
Statement of Cash Flows
(expressed in U.S. dollars)

Period from December 30, 2003 (Date of Inception) to January 31, 2004 $
Cash Flows From Operating Activities

Net loss for the period	(13,600)
Adjustment to reconcile net loss to net cash provided by operating activities
Donated consulting services and rent	600
Change in operating assets and liabilities
Advances from related parties	14,582

Net Cash Provided By Operating Activities	1,582

Cash Flows To Investing Activities
Acquisition of mineral properties	(1,562)

Net Cash Used In Investing Activities	(1,562)

Cash Flows From Financing Activities
Issuance of common stock	50

Net Cash Provided By Financing Activities	50

Change in Cash and Cash Equivalents	70

Cash and Cash Equivalents - Beginning of Period	-

Cash and Cash Equivalents - End of Period	70

Non-cash Financing Activities	-

Supplemental Disclosures
Interest paid	-
Income taxes paid	-

The accompanying notes are an integral part of these financial statements.

Adera Mines Limited
(An Exploration Stage Company)
Statement of Stockholders' Deficit
Period from December 30, 2003 (Date of Inception) to January 31, 2004
(expressed in U.S. dollars)

				Deficit
				Accumulated
				During the
	Common Stock		Donated	Development
	Shares	Amount	Capital	Stage	Total
	#	$	$	$	$

Balance - December 30, 2003 (Date of Inception)	-	-	-	-	-

Issuance of common stock for cash	5,000,000	50	-	-	50

Donated consulting services and rent	-	-	600	-	600

Net loss for the period	-	-	-	(13,600)	(13,600)

Balance - January 31, 2004	5,000,000	50	600	(13,600)	(12,950)

The accompanying notes are an integral part of these financial statements.

Adera Mines Limited
(An Exploration Stage Company)
Notes to the Financial Statements
(expressed in U. S. dollars)

  Exploration Stage Company

  The Company was incorporated in the State of Nevada on December 30, 2003. In January 2004, the Company purchased one mineral claim situated in the Lillooet Mining Division in the Province of British Columbia, Canada. The Company's principal business plan is to acquire, explore and develop mineral properties and to ultimately seek earnings by exploiting the mineral claims.

  The Company has been in the exploration stage since its formation in December 2003 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Upon location of a commercial mineable reserve, the Company will actively prepare the site for extraction and enter a development stage. At present, management devotes most of its activities to raise sufficient funds to further explore and develop its mineral properties. Planned principal activities have not yet begun. The ability of the Company to emerge from the exploration stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and generate significant revenue. Management has plans to seek additional capital through a private placement and public offering of its common stock. There is no guarantee that the Company will be able to complete any of the above objectives. These factors raise substantial doubt regarding the Company's ability to continue as a going concern.

  At January 31, 2004 the Company had a working capital deficit of $14,512, which includes $14,582 owing to the President of the Company who has agreed to continue to pay expenses and/or advance funds as the Company requires until the Company can raise funds pursuant to an SB-2 Registration Statement to be filed with the United States Securities and Exchange Commission. Once the SB-2 Registration Statement is declared effective the Company intends to raise a minimum of $50,000 and a maximum of $200,000 at $0.10 per share.

  Summary of Significant Accounting Principles

  a)   Year End

  The Company's fiscal year end is January 31.

  b)   Basis of Accounting

  These financial statements are prepared in conformity with accounting principles generally accepted in the United States and are presented in U.S. dollars.

  c)   Use of Estimates

  The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  d)   Cash and Cash Equivalents

  The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

  e)   Long-Lived Assets

  SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" establishes a single accounting model for long-lived assets to be disposed of by sale including discontinued operations. SFAS 144 requires that these long-lived assets be measured at the lower of the carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations.

Adera Mines Limited
(An Exploration Stage Company)
Notes to the Financial Statements
(expressed in U. S. dollars)

  Summary of Significant Accounting Principles (continued)

  f)   Foreign Currency Transactions/Balances

  The Company's functional currency is the United States dollar. Occasional transactions occur in Canadian currency, and management has adopted SFAS No. 52, "Foreign Currency Translation". Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at rates of exchange in effect at the balance sheet date. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction.

  g)   Exploration and Development Costs

  The Company has been in the exploration stage since its formation in December 2003 and has not yet realized any revenue from its planned operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Mineral exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. Payments related to the acquisition of the land and mineral rights are capitalized as incurred.

  h)   Basic and Diluted Net Income (Loss) Per Share

  The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share" (SFAS 128). SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

  i)   Financial Instruments

  The carrying value of cash and cash equivalents and advances from related parties approximate fair value due to the relatively short maturity of these instruments.

  j)   Concentration of Risk

  The Company maintains its cash account in primarily one commercial bank in Vancouver, British Columbia, Canada. The Company's cash account is an uninsured business checking account maintained in U.S. dollars, which totalled $70 on January 31, 2004. At January 31, 2004 the Company has not engaged in any transactions that would be considered derivative instruments on hedging activities.

  k)   Comprehensive Loss

  SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at January 31, 2004, the Company has no items that represent comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Adera Mines Limited
(An Exploration Stage Company)
Notes to the Financial Statements
(expressed in U. S. dollars)

  Summary of Significant Accounting Principles (continued)

  l)   Recent Accounting Pronouncements

  In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The requirements of SFAS No. 150 apply to issuers' classification and measurement of freestanding financial instruments, including those that comprise more than one option or forward contract. SFAS No. 150 does not apply to features that are embedded in a financial instrument that is not a derivative in its entirety. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of non-public entities. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

  Mineral Properties

  In January 2004, the Company, through its President and director, acquired 100% of the rights, title and interest in a mining claim representing 18 units in the Lillooet Mining Division in the Province of British Columbia, Canada. Payment of $1,562 was required to record this mining claim and was paid as to 50% each by the President and the Secretary of the Company. The claim was originally purchased by the President and the Secretary of the Company as to 50% each. Title to the claim has been conveyed to the Company via an unrecorded deed.

  Related Party Transactions/Balances

  a)     The President and the Secretary of the Company are each owed $7,291 and amounts owing are non-interest bearing, unsecured and due on demand. The amounts owing represent expenses and mineral property recording fees paid on behalf of the Company. These expenses and mineral property recording fees were recorded at their exchange amounts.

  b)     The President of the Company provides consulting services and office premises to the Company. The services are valued at $250 per month and office premises are valued at $100 per month. During the period ended January 31, 2004, donated consulting services of $250 and donated rent of $100 were recorded.

  c)     The Secretary of the Company provides consulting services to the Company valued at $250 per month. During the period ended January 31, 2004, donated consulting services of $250 was recorded.

  Income Taxes

  The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109 (SFAS 109), Accounting for Income Taxes. Pursuant to SFAS 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses has not been recognized in the financial statements because the Company cannot be assured that it is more likely than not that it will utilize the net operating losses carried forward in future years. The Company has a tax loss of $3,000 to offset future years taxable income expiring in fiscal 2019.

Adera Mines Limited
(An Exploration Stage Company)
Notes to the Financial Statements
(expressed in U. S. dollars)

  Income Taxes (continued)

  The components of the net deferred tax asset, the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are scheduled below:

2004 $

Net Operating Loss	3,000
Statutory Tax Rate	34%
Effective Tax Rage	-
Deferred Tax Asset	1,020
Valuation Allowance	(1,020)

Net Deferred Tax Asset	-

PART II.   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

  Article IX of the Bylaws of our company, filed as Exhibit 3.2 to the registration statement.

  Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$100.00
Printing Expenses	300.00
Accounting Fees and Expenses	8,500.00
Legal Fees and Expenses	20,000.00
Blue Sky Fees/Expenses	500.00
Transfer Agent Fees	600.00
TOTAL	$30,000.00

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Slavko Bebek 1020 Harwood Street Suite 1201 Vancouver, BC Canada Maryna Bilynska 1020 Harwood Street Suite 1201 Vancouver, BC Canada	12/11/03 12/11/03	2,500,000 2,500,000	Cash of $25.00 Cash of $25.00

We issued the foregoing restricted shares of common stock to Mr. Bebek and Ms. Bilynska pursuant to section 4(2) of the Securities Act of 1933. Mr. Bebek and Ms. Bilynska are sophisticated investors, are officers and directors of the company, and were in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 27.   EXHIBITS.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All Exhibits have been previously filed unless otherwise noted.

Exhibit No.	Document Description
3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
5.1	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the securities being registered.
10.1	Gold Ledge Mining Claim.
10.2	Bill of Sale.
10.3	Assignment from Slavko Bebek to ADERA MINES LIMITED.
23.1	Consent of Manning Elliott
23.2	Consent of Conrad C. Lysiak, Esq.
99.1	Subscription Agreement.

ITEM 28.   UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  a.     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  b.     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

  c.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 12th day of March, 2004.

ADERA MINES LIMITED.
BY:	/s/ Slavko Bebek
Slavko Bebek, President, Principal Executive Officer, Treasurer, Principal Financial Officer, and Principal Accounting Officer

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Slavko Bebek, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Slavko Bebek Slavko Bebek	President, Principal Executive Officer, Treasurer, Principal Financial Officer, Principal Accounting Officer and a member of the Board of Directors	March 12, 2004
/s/ Maryna Bilynska Maryna Bilynska	Secretary and a member of the Board of Directors	March 12, 2004